UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2009
Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	0-5519 and 001-31343	39-1098068

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 Hansen Road, Green Bay,
Wisconsin	54304

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: 920-491-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Philip B. Flynn as President and Chief Executive Office and a Director
On November 16, 2009, Associated Banc-Corp (the “Company”) announced that it had elected Philip B. Flynn to serve as the President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”) effective December 1, 2009 or such earlier date as Mr. Flynn commences employment with the Company. Mr. Flynn will also serve as President and Chief Executive Officer and as a director of Associated Bank, National Association.
Prior to joining the Company, Mr. Flynn, age 52, was previously employed by Union Bank of California since 1980. Most recently, he served as Vice Chairman and Chief Operating Officer of UnionBanCal and Union Bank since March 2005. He served as Vice Chairman and head of the Commercial Financial Services Group of UnionBanCal and Union Bank from April 2004 to March 2005. He served as Executive Vice President and Chief Credit Officer of UnionBanCal and Union Bank from September 2000 to April 2004, as Executive Vice President and head of Specialized Lending from May 2000 to September 2000 and as Executive Vice President and head of the Commercial Banking Group from June 1998 to May 2000. Mr. Flynn has been a Director of UnionBanCal since April 2004. Mr. Flynn has a B.A. in economics from Claremont McKenna College in Claremont, California.
The Board has not determined Mr. Flynn’s committee appointments. There is no arrangement or understanding between Mr. Flynn and any other persons pursuant to which Mr. Flynn was selected as a director or officer of the Company.
Terms of Employment
The Board, based on the approval and recommendation of the Compensation and Benefits Committee, entered into an Employment Agreement with Mr. Flynn dated as of November 16, 2009 (the “Agreement”). The Agreement provides that Mr. Flynn shall commence employment no later than December 1, 2009 and is an “at will” employee and specifies the terms of compensation through December 31, 2011 (the “Term”).
The Agreement specifies the following annual compensation during the Term (which shall be prorated for any partial period of employment during the Term):
Base Salary: $1,200,000 payable in cash in accordance with the Company’s payroll policies.
Share Salary: $2,256,000 payable at the time that Base Salary is payable to Mr. Flynn, net of applicable tax withholdings and deductions, in grants of shares of the Company’s common stock, having a fair market value on the date of grant equal to the pro rata portion of the salary payable on each such pay date pursuant to the terms of the Company’s 2003 Long-Term Incentive Plan or its successor equity incentive plan (the “LTIP”). Each share payable to Mr. Flynn as Share Salary shall be fully vested as of the date of grant, and shall be subject to restrictions on transfer that lapse as follows: Share Salary paid in the following periods lapse on the first business day of the following respective years: during calendar year 2009 — 2011; during the months of January, February, March and April — the first calendar year following the calendar year in which such shares were paid; during the months of May, June, July and August — the second calendar year following the calendar year in which such shares were paid; and during the months of September, October, November and December — the third calendar year following the calendar year in which such shares were paid.
Restricted Shares: $1,200,000 payable in restricted shares of the Company’s common stock or restricted stock units (“Restricted Stock”), based on their fair market value at the date of grant. The grant dates will be the date Mr. Flynn commences employment for the 2009 grant and the first business day of subsequent years during the Term. The Restricted Stock will vest in 25% increments on the dates that the Company makes repayments in 25% increments of the aggregate funds received by the Company under the U.S. Treasury’s TARP program. If Mr. Flynn’s employment with the Company is terminated for any reason other than as a result of Mr. Flynn’s death or disability or a change in control of the Company, within two years of the date on which an award of Restricted Stock is granted, Mr. Flynn shall forfeit such award in accordance with the TARP requirements.
Supplemental Retirement Benefit: 9.5% of Base Salary and Share Salary (each at their annual rate) less the applicable dollar limitation in effect for such calendar year set forth in Section 401(a)(17) of the Internal Revenue Code (currently $245,000) payable on the last day of each payroll period (the “Supplemental Retirement Benefit”). Each Supplemental Retirement Benefit accrual will be vested on the date of such accrual and will be distributed in a lump sum upon Mr. Flynn’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code.
The Company’s obligation to accrue for the Supplement Retirement Benefit continues during Mr. Flynn’s employment following the Term.
During Mr. Flynn’s employment, the Company shall make available to Mr. Flynn such fringe and other benefits and perquisites as are regularly and generally provided to the other senior executives of the Company, subject to the terms and conditions of any employee benefit plans and arrangements maintained by the Company and all applicable TARP requirements, including, without limitation, the restriction on tax gross-up payments. The Company will reimburse the reasonable expenses of Mr. Flynn in connection with him entering into the Agreement. The Agreement provides for the Company’s indemnification of Mr. Flynn subject to applicable law and the Company’s bylaws and maintenance of directors’ and officers’ insurance coverage for the later of six years or the date that claims would be time barred with coverage to Mr. Flynn no less favorable than coverage provided to any current or former executive.
During Mr. Flynn’s employment, Mr. Flynn is subject to confidentiality provisions and restrictive covenants, including non-competition and non-solicitation covenants. Following the termination of his employment, Mr. Flynn is subject to the non-competition and non-solicitation of customers covenants for six months and the non-solicitation of employees for one year.
The Agreement provides for compliance with any golden parachute payment limitations and any other compensation limitations under TARP. Further, the Agreement does not provide for severance and tax gross-ups.
The foregoing brief description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Since January 1, 2008, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Flynn had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.
2003 Long-Term Incentive Stock Plan
In connection with the Agreement, the Board approved the Amendment to the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan (the “Amendment”). The Amendment provides for the issuance of restricted stock units.
In connection with the Agreement, the Board approved the Form of Restricted Stock Unit Grant Agreement (the “Grant Agreement”). The Grant Agreement was approved in order to issue restricted stock units under the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan.
The foregoing brief description of the terms and conditions of the Amendment and the Grant Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Grant Agreement, which are filed as Exhibit 99.2 and Exhibit 99.3, respectively, hereto and are incorporated herein by reference.

Retirement of Paul S. Beideman
Paul S. Beideman will retire as Chairman, director and Chief Executive Officer of the Company and Associated Bank, National Association, upon Mr. Flynn’s commencement of employment and will remain employed as an “at will” employee of the Company until February 1, 2010 to facilitate the CEO transition.
Through the end of his employment, Mr. Beideman will continue to receive his current base salary and participate in the benefits programs as disclosed in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders. The Company has not entered into any compensation agreement with Mr. Beideman in connection with his retirement. Following his employment, Mr. Beideman will receive the benefits under the Company’s retirement plans disclosed for him in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders.
The Company is not aware of any disagreement between Mr. Beideman and the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of William R. Hutchinson, Chairman of the Board
On November 16, 2009, the Company also announced that the Board elected William R. Hutchinson as its Chairman effective December 1, 2009. Mr. Hutchinson has served as a director of the Company since April 1994 and has served as Lead Independent Director since April 2009.
Mr. Hutchinson’s compensation as Chairman is expected to be determined at the regularly scheduled meeting of the Compensation and Benefits Committee in January 2010.
A copy of the press release announcing these appointments is attached hereto as Exhibit 99.4 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Employment Agreement between Philip B. Flynn and Associated Banc-Corp dated as of November 16, 2009.

99.2	Amendment to Associated Banc-Corp 2003 Long-Term Incentive Stock Plan effective November 15, 2009.

99.3	Form of Restricted Stock Unit Grant Agreement.

99.4	Press Release by Associated Banc-Corp dated November 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
November 16, 2009	By:	Brian R. Bodager
		Name:	Brian R. Bodager
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement between Philip B. Flynn and Associated Banc-Corp dated as of November 16, 2009.

99.2	Amendment to Associated Banc-Corp 2003 Long-Term Incentive Stock Plan effective November 15, 2009.

99.3	Form of Restricted Stock Unit Grant Agreement.

99.4	Press Release by Associated Banc-Corp dated November 16, 2009.